UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a‑12

ADVANTAGE SOLUTIONS INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11

Advantage Solutions Inc.
7676 Forsyth Boulevard, Fifth Floor
St. Louis, MO 63105

, 2026

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend a special meeting of stockholders of Advantage Solutions Inc. (the “Special Meeting”), which will be held on March 16, 2026, beginning at 9:00 a.m. Central Time. The Special Meeting will be held in a virtual meeting format only. You will be able to attend the meeting and vote via the Internet by visiting www.proxydocs.com/ADV and entering the control number included on your proxy card. You will not be able to attend the virtual Special Meeting physically in person.

Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Special Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Special Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.proxydocs.com/ADV.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

David Peacock
Chief Executive Officer and Director

Advantage Solutions Inc.
7676 Forsyth Boulevard, Fifth Floor
St. Louis, MO 63105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	March 16, 2026 at 9:00 a.m. Central Time.
Place:

The Special Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Special Meeting and vote on the day of the meeting via the Internet by visiting www.proxydocs.com/ADV and entering the control number included on your proxy card.

Items of Business:
•
to approve amendments to our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Class A common stock, par value $0.0001 per share (the “Common Stock”), at a ratio ranging from any whole number between 1-for-10 and 1-for-25, inclusive, with such ratio to be determined at the discretion of our Board of Directors (the “Board”) and reduce the number of authorized shares of Common Stock and unissued authorized shares of our preferred stock, no par value (the “Preferred Stock”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments; and
•
to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Record Date:

The board of directors set February 6, 2026 as the record date for the Special Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting.

Voting:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Special Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Special Meeting by following the instructions in the proxy statement.

This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about , 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

This Proxy Statement is available free of charge at ir.youradv.com/overview.

By order of the board of directors,

Bryce Robinson
Chief Legal Officer and Corporate Secretary
, 2026

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS............................................................	1
GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING...............................................	2
PROPOSAL 1: APPROVAL OF AMENDMENTS TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND RECUCE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AND PREFERRED STOCK..................................	7
PROPOSAL 2: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1.............................................................................................	18
STOCK OWNERSHIP...............................................................................................................................................	19
STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS..........................	22
STOCKHOLDER NOMINATIONS OF DIRECTORS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS..................................................................................................................................................	23
HOUSEHOLDING.....................................................................................................................................................	24
SOLICITATION OF PROXIES.................................................................................................................................	25
EXHIBIT A: PROPOSED AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION...........................................................................................................................................	26

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS

This Proxy Statement (as defined below) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. All statements contained in this Proxy Statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our intention or ability to effect a reverse stock split or regain compliance with any applicable Nasdaq Global Select Market listing rules; and our future plans and performance. Although we believe the expectations reflected in the forward‑looking statements are reasonable, we cannot guarantee these results. Differences in our actual results from those described in these forward‑looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect our business and financial results, please review the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) and in our other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.

Advantage Solutions Inc.
7676 Forsyth Boulevard, Fifth Floor
St. Louis, MO 63105

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 16, 2026

This proxy statement (the “Proxy Statement”) is being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Advantage Solutions Inc. (the “Company,” “Advantage,” “we,” “us,” or “our”), in connection with a special meeting of stockholders (the “Special Meeting”). The Notice of Special Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about , 2026.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

When and where will the Special Meeting be held?

The Special Meeting will be held on March 16, 2026 at 9:00 a.m. Central Time. This Special Meeting will be a completely virtual meeting of stockholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to www.proxydocs.com/ADV for instructions on how to attend and participate in the Special Meeting. Any stockholder may attend and listen live to the webcast of the Special Meeting over the Internet at such website. Stockholders as of the Record Date may vote while attending the Special Meeting via the Internet by following the instructions listed on your proxy card.

What are the purposes of the Special Meeting?

The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

•
Proposal No. 1: Approve amendments to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a ratio ranging from any whole number between 1‑for‑10 to 1‑for‑25, inclusive, with such ratio to be determined at the discretion of the Company’s Board of Directors, and reduce the number of authorized shares of Common Stock and unissued authorized shares of the Company’s preferred stock, no par value (the “Preferred Stock”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments (the “Reverse Stock Split Proposal”).
•
Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (the “Adjournment Proposal”).

Are there any matters to be voted on at the Special Meeting that are not included in this Proxy Statement?

Our Amended and Restated Bylaws (the “Bylaws”) provide that no business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. Accordingly, no business other than the proposal set forth herein shall be conducted at the Special Meeting.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Special Meeting?

Holders of record of shares of our Common Stock as of the close of business on February 6, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were shares of our Common Stock issued and outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.

To attend and participate in the Special Meeting, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 12-digit control number or otherwise vote through the bank or broker. If you lose your 12-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote. The meeting webcast will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non‑votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.

What are “broker non‑votes”?

A “broker non‑vote” occurs when shares held by a bank, broker or other nominee in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 for the approval of the Reverse Stock Split Proposal and Proposal No. 2 for the approval of the Adjournment Proposal are considered discretionary matters, and a bank, broker or other nominee will be permitted to exercise its discretion to vote uninstructed shares on these proposals.

What if a quorum is not present at the Special Meeting?

If a quorum is not present or represented at the scheduled time of the Special Meeting, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present electronically or represented by proxy, may recess the Special Meeting or adjourn the Special Meeting until a quorum is present or represented.

How do I vote my shares without attending the Special Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Special Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•
by Telephone – You can vote by telephone by calling 1-844-325-1107 and following the instructions on the proxy card;
•
by Internet – You can vote over the Internet at www.proxypush.com/ADV by following the instructions on the proxy card; or
•
by Mail – You can vote by mail by signing, dating and mailing the proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 15, 2026.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Special Meeting?

The Special Meeting will be held on March 16, 2026 at 9:00 a.m. Central Time. The Special Meeting will be a completely virtual meeting of stockholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to www.proxydocs.com/ADV for instructions on how to attend and participate in the Special Meeting. Any stockholder may attend and listen live to the webcast of the Special Meeting over the Internet at such website. Stockholders as of the Record Date may vote while attending the Special Meeting via the Internet by following the instructions listed on your proxy card.

To attend and participate in the Special Meeting, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 12-digit control number or otherwise vote through the bank or broker. If you lose your 12-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote. The meeting webcast will begin promptly at 9:00a.m. Central Time. We encourage you to access the meeting prior to the start time.

What if during the check‑in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check‑in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.

How does the Board recommend that I vote?

The Board recommends that you vote:

•
FOR the approval of amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock (Proposal 1).

•
FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (Proposal 2).
How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required for Approval	Voting Options	Impact of “Abstain” Votes	Impact of Broker Non‑Votes
Proposal No. 1: Approval of amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock	A majority of the votes cast.	“FOR” “AGAINST” “ABSTAIN”	None(1)	None(2)
Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1	A majority of the votes cast.	“FOR” “AGAINST” “ABSTAIN”	None(1)	None(2)

(1) A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(2) As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect to have broker non‑votes on this proposal, however, if a broker does not exercise its discretion and does not vote uninstructed shares on this proposal, the broker non‑vote will not affect the outcome of this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

One or more officers of the Company will tabulate the votes and will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

A stockholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to our Corporate Secretary a revocation of the proxy in writing so that it is received by the Company prior to the Special Meeting at 7676 Forsyth Boulevard, Fifth Floor, St. Louis, Missouri 63105. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Special Meeting, by attending the meeting virtually and voting during the meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Special Meeting.

PROPOSAL 1: APPROVAL OF AMENDMENTS TO OUR Third Amended and Restated CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND REDUCE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AND PREFERRED STOCK

General

Our Board has adopted and is recommending that our stockholders approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1‑for‑10 and 1‑for‑25, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Exhibit A.

By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our Common Stock between 10 and 25, inclusive, would be combined into one share of our Common Stock. The number of shares of Common Stock underlying outstanding equity awards and available for future awards under our equity incentive plans would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving stockholder approval, the Board will have the authority, in its sole discretion, but not the obligation, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. In this case, all other amendments will be abandoned.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then‑existing and expected trading price of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Common Stock and on the number of holders of our Common Stock, and the continued listing requirements of The Nasdaq Global Select Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders. No further action by the stockholders will be required for the Board to abandon the Reverse Stock Split.

The proposed Reverse Stock Split also provides that the number of authorized shares of our Common Stock will be reduced to an amount equal to 1.5 times the then‑current number of authorized shares of Common Stock, divided by the Reverse Stock Split ratio determined by the Board, and the number of authorized shares of our Preferred Stock will be reduced to an amount equal to 1.5 times the then‑current number of unissued authorized shares of Preferred Stock, divided by the Reverse Stock Split ratio determined by the Board. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, and because we are applying a multiplier of 1.5 to the authorized Common Stock and authorized Preferred Stock following the Reverse Stock Split, the proposed Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our Common Stock and Preferred Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “Principal Effects of the Reverse Stock Split‑Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

On January 26, 2026, the Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:

•
the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum Bid Price Requirement (as defined below) for continued listing of our Common Stock on The Nasdaq Global Select Market, given the recent trend in the trading price of the Common Stock;

•
the Board believes that continued listing on The Nasdaq Global Select Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Global Select Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards; and
•
the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate the Company’s ability to raise new equity capital either through private fund‑raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our Common Stock is quoted on The Nasdaq Global Select Market under the symbol “ADV.” One of the requirements for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) is maintenance of a minimum closing bid price of $1.00 per share. On February 2, 2026, the closing market price per share of our Common Stock was $1.14, as reported by The Nasdaq Global Select Market.

On January 8, 2026, we received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our Common Stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days to regain compliance with the minimum Bid Price Requirement of $1.00 per share. To regain compliance, the closing bid price of the our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180‑day compliance period (unless the Staff exercises its discretion to extend this ten‑day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)). If we are not able to cure the deficiency, Nasdaq will notify us that our securities would be subject to delisting (a “Staff Delisting Determination”). In addition, if our Common Stock were to have a closing bid price of $0.10 or less for a period of ten consecutive business days, Nasdaq would also issue a Staff Delisting Determination letter. In the event of either such notification, we may appeal the Nasdaq staff’s determination to delist our securities. There can be no assurance that the Nasdaq staff would grant our request for continued listing subsequent to any delisting notification.

If we do not regain compliance within the applicable compliance period, we expect that Nasdaq will issue us a Staff Delisting Determination. At that time, we may appeal the delisting determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that we will be able to regain compliance with the Bid Price Requirement by the applicable compliance date, will otherwise be in compliance with other applicable Nasdaq listing rules within the applicable compliance period, will be able to successfully implement a Reverse Stock Split, or, if we receive a Staff Delisting Determination and decide to appeal it, that such appeal would be successful.

If our Common Stock is delisted from The Nasdaq Global Select Market, we cannot assure you that our Common Stock would be listed on another national securities exchange, a national quotation service, the over‑the‑counter markets or the pink sheets. Delisting from The Nasdaq Global Select Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.

Facilitation of Future Capital Raising

The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets.

Additional financing could take a variety of forms, including a private investment in Common Stock or preferred equity securities, convertible debt securities or other debt financing, an at‑the‑market offering of our Common Stock, rights offering or other public offering of equity or debt securities. The availability of additional equity or debt financing will depend on our ability to demonstrate a path to long‑term profitable growth, as well as market conditions. There can be no assurance that such equity or debt financing will be available in amounts or on terms acceptable to us, if at all, or that we will be able to raise capital to fund our operations and to continue as a going concern.

The sale of additional equity would result in significant dilution to our stockholders. The incurrence of debt financing would result in additional debt service obligations and the instruments governing such debt could provide for restrictive operating and financial covenants, security interests on our assets, and other terms that could be adverse to our current stakeholders.

Failure to raise additional capital through equity or debt financing would have a material adverse effect on our ability to meet our short and long‑term liquidity needs and achieve our business objectives. The Board believes that the Reverse Stock Split would facilitate our ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our Common Stock, as described under “Potential Increased Investor Interest” below. The Board believes that an increased price per share of Common Stock following a Reverse Stock Split would enhance our ability to raise capital to fund its current operations, and to otherwise take advantage of favorable opportunities as they arise.

Potential Increased Investor Interest

In addition, in approving the proposed Reverse Stock Split amendments, the Board considered that the Reverse Stock Split and the expected resulting increase in the per share price of our Common Stock could improve the perception of our Common Stock as an investment security, reset our stock price to more normalized trading levels in the face of potentially extended market dislocation and decrease price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price.

Our Board also considered that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low‑priced stocks or tend to discourage individual brokers from recommending low‑priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock.

In the event that our Common Stock were to be delisted from The Nasdaq Global Select Market, our Common Stock would likely trade in the over‑the‑counter market. If our Common Stock were to trade on the over‑the‑counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Common Stock.

Employee Retention

The Board believes that the Company’s employees and directors who are compensated in the form of our equity‑based securities may be less incentivized and invested in the Company if we are no longer listed on The Nasdaq Global Select Market. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our Common Stock, can help attract, retain, and motivate employees and members of our Board.

In light of the factors mentioned above, our Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with Nasdaq requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single Reverse Stock Split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1‑for‑10 to 1‑for‑25. The Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.

In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

•
our ability to maintain the listing of our Common Stock on The Nasdaq Global Select Market;
•
the historical trading price and trading volume of our Common Stock;
•
the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
•
the then‑prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;
•
the anticipated impact of a particular ratio on the number of holders of our Common Stock; and
•
prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows the Board to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•
the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;
•
the Reverse Stock Split will facilitate our access to the equity capital markets;
•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in us;
•
the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain and motivate employees and other service providers who receive compensation in the form of our equity‑based securities; or
•
the market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split would be equal to or greater than the total market capitalization before the Reverse Stock Split or that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per‑share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock. It is possible that we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our Common Stock on The Nasdaq Global Select Market even after the Reverse Stock Split.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Common Stock. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non‑assessable, and the par value per share of Common Stock will remain $0.0001. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Reverse Stock Split may result in some stockholders owning “odd‑lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd‑lots are generally higher than the costs of transactions in “round‑lots” of even multiples of 100 shares.

Relative Increase in Number of Authorized Shares of Common Stock for Issuance

If the proposed Reverse Stock Split is approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, at the Effective Time (as defined below), the number of authorized shares of our Common Stock will be reduced to 1.5 times the then current number of authorized shares of Common Stock, divided by the Reverse Stock Split ratio determined by the Board, and the number of authorized shares of our Preferred Stock will be reduced to an amount equal to 1.5 times the then‑current number of unissued authorized shares of Preferred Stock, divided by the Reverse Stock Split ratio determined by the Board. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, and because we are applying a 1.5 multiplier to the number of shares of Common Stock following the Reverse Stock Split, the Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our Common Stock. The purpose of the relative increase in the amount of authorized and unissued shares of our Common Stock is to allow our Company the ability to issue additional shares of Common Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated. If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, all or any of the authorized and unissued shares of our Common Stock or Preferred Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.

The Company presently has no plan, commitment, arrangement, understanding, or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity‑linked offerings, in the future. Any shares issuable pursuant to the above‑described plans will be subject to the Reverse Stock Split ratio determined by the Board.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effect on Outstanding Equity Incentive Plans

The Company maintains the 2020 Incentive Award Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “2020 ESPP”, and together with the 2020 Plan, the “Plans”), which are designed primarily to provide stock‑based incentives to employees and directors of the Company. As of January 30, 2026, under the Plans, options to purchase 30,026,060 shares of our Common Stock, 55,642,728 restricted stock units, and 33,418,017 performance restricted stock units (at “maximum” performance) were outstanding under the Plans. In the event of a Reverse Stock Split, our Board has the discretion to determine the appropriate adjustment to awards granted and share‑based limits under the Plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time (as defined below) the number of shares issuable upon exercise and the exercise price of all outstanding options and the number of shares subject to all outstanding restricted stock units and performance restricted stock units will be proportionately adjusted (and rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable) based on the Reverse Stock Split ratio selected by our Board, subject to the terms of such Plans, options, restricted stock units and performance restricted stock units, as applicable. In addition, the number of shares available for future issuance and any share‑based award limits under the Plans will also be proportionately adjusted based on the Reverse Stock Split ratio selected by our Board.

Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

Effects of the Amendment on our Common Stock

After the Effective Time, each stockholder will own fewer shares of our Common Stock as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our Common Stock. All outstanding options to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1‑for‑10, 1‑for‑15, 1-for-20 or 1‑for‑25 based on share information as of the close of business on January 30, 2026, but does not give effect to any other changes, including any issuance of securities after January 30, 2026.

	Number of Shares of Common Stock before Reverse Stock Split	1‑for‑10	1‑for‑15	1‑for‑20	1‑for‑25
Authorized Common Stock	3,290,000,000	493,500,000	329,000,000	246,750,000	197,400,000

	Number of Shares of Common Stock before Reverse Stock Split	1‑for‑10	1‑for‑15	1‑for‑20	1‑for‑25
Authorized Preferred Stock	10,000,000	1,500,000	1,000,000	750,000	600,000
Issued and Outstanding	327,376,178	32,737,617	21,825,078	16,368,808	13,095,047
Reserved for Future Issuance under the 2020 Incentive Award Plan	47,604,764	4,760,476	3,173,650	2,380,238	1,904,190
Reserved for Future Issuance under the 2020 Employee Stock Purchase Plan	7,437,193	743,719	495,812	371,859	297,487
Number of Shares Underlying Outstanding Equity Awards	119,086,805	11,908,680	7,939,120	5,954,340	4,763,472
Authorized but Unissued and Unreserved	2,798,495,060	279,849,506	186,566,337	139,924,753	111,939,802

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Certificate of Incorporation are approved by the Company’s stockholders and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m. Eastern time, on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of Common Stock in book‑entry form, you will not need to take any action to receive post‑Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a statement of ownership indicating the number of post‑Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders may hold their shares of Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre‑Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre‑Reverse Stock Split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre‑Reverse Stock Split shares of our Common Stock, your post‑Reverse Stock Split shares of our Common Stock will be held electronically in book‑entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post‑Reverse Stock Split shares you own, you will receive a statement indicating the number of post‑Reverse Stock Split shares you own in book‑entry form.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre‑Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post‑Reverse Stock Split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. The Company will not assess any transaction costs to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then‑current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post‑Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre‑Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board as described above. Reducing the number of post‑Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e‑3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Stock Ownership” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Anti‑takeover Effects of Proposed Amendments

Release No. 34‑15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti‑takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our Common Stock, which may, under certain circumstances, be construed as having an anti‑takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti‑takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti‑takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid‑in‑capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock‑based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non‑U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special tax rules, including, without limitation:

•
banks, insurance companies, or other financial institutions;
•
tax‑exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts, or governmental organizations;
•
regulated investment companies or real estate investment trusts;
•
S corporations, partnerships, or entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•
brokers, dealers, or traders in securities;
•
persons whose “functional currency” is not the U.S. dollar;

•
persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•
persons who acquired our Common Stock in connection with employment or the performance of services;
•
persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•
“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the Common Stock being taken into account in an applicable financial statement; or
•
U.S. expatriates and former citizens or long‑term residents of the United States.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON‑U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•
an individual who is a citizen or resident of the United States;
•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered.

Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered pursuant to the Reverse Stock Split to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the U.S. Holder’s adjusted tax basis allocable to the fractional share. Such capital gain or loss should be long‑term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered exceeded one year at the Effective Time of the Reverse Stock Split. Long‑term capital gains recognized by certain non‑corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A U.S. Holder may be subject to information reporting and backup withholding with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax‑exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•
the holder furnishes an incorrect taxpayer identification number;
•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.‑

Board Recommendation

Our Board of Directors recommends a vote FOR the approval of the Reverse Stock Split Proposal.

PROPOSAL NO. 2: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the Special Meeting is convened and a quorum is present, but there are not sufficient votes at that time to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Board Recommendation

Our Board of Directors recommends a vote FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our Common Stock as of January 30, 2026 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock outstanding;
•
each of our directors;
•
each of our named executive officers; and
•
all current directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 327,376,178 shares of our Common Stock issued and outstanding as of January 30, 2026. Shares of our Common Stock that a person has the right to acquire within 60 days of January 30, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	Percent Owned
Directors and Named Executive Officers:
David A. Peacock (2)(3)	7,843,961	2.4%
Christopher Growe (4)	1,409,986	*
Christopher Baldwin	—	—
Jack Pestello (5)	1,146,648	*
Michael Taylor (6)	873,407	*
Jeffrey Harsh	—	—
Cameron Breitner	63,173	*
Virginie Costa	213,332	*
Timothy J. Flynn (7)	15,450,000	4.7%
Tiffany Han	—	—
James M. Kilts	1,232,351	*
Adam Levyn (7)	15,450,000	4.7%
Jody L. Macedonio	148,029	*
Robin Manherz	201,875	*
Adam Nebesar	—	—
Deborah Poole	154,632	*
Brian K. Ratzan	515,698	*
David J. West	200,298	*
Andrea Young (8)	228,810	*
Dean General	—	—
All directors, director nominees and executive officers as a group (19 individuals)	28,535,552	8.7%
Five Percent Holders:
Karman Topco L.P. (9)	179,716,789	54.9%

____________________________________

* Less than 1%.

(1) Unless otherwise noted, the business address of each of the following entities or individuals is c/o Advantage Solutions Inc., 7676 Forsyth Boulevard, Fifth Floor, St. Louis, Missouri 63105; provided, however, that the business address of each of Messrs. Kilts, West and Ratzan is c/o Conyers Park II Sponsor LLC, 999 Vanderbilt Beach Rd., Suite 601 Naples, Florida 34108.

(2) Includes 188,679 shares of Common Stock granted pursuant to a restricted stock award that is scheduled to vest on February 1, 2026.

(3) Includes 5,283,516 shares of Common Stock underlying stock options which are vested or will vest within 60 days of January 30, 2026 and 165,094 shares of Class A common stock granted pursuant to a performance restricted stock award that is scheduled to vest on March 8, 2026.

(4) Includes 1,167,912 shares of Common Stock underlying stock options which are vested or will vest within 60 days of January 30, 2026 and 194,021 shares of Class A common stock held by a family trust.

(5) Based on information known to us for Mr. Pestello, our former Chief Operating Officer, Branded Services, as of May 1, 2025, the date of Mr. Pestello’s departure from us, consisting of 862,072 shares of Common Stock underlying stock options which are vested or will vest within 60 days of January 30, 2026.

(6) Includes 473,260 shares of Common Stock underlying stock options which are vested or will vest within 60 days of January 30, 2026.

(7) Consists of shares of Common Stock that were purchased pursuant to a subscription agreement entered into with the Company in connection with the Merger Agreement (the “PIPE Investment”) by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), including shares of Common Stock that such persons purchased related to redemptions in connection with the business combination. Voting and investment power with respect to the shares held by the Green Funds is shared among such persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such persons, and may be deemed to be shared with Karman Coinvest L.P. (“Karman Coinvest”) and Karman II Coinvest LP (“Karman II Coinvest”) since Karman Coinvest and Karman II Coinvest may be offered the right to acquire a portion of the shares that was purchased in the PIPE Investment by the Green Funds. Karman Coinvest is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC. Messrs. Flynn and Levyn may be deemed to share voting and investment power with respect to such shares due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(8) Based on information known to us for Ms. Young, our former Chief Operating Officer, Experiential Services, as of June 30, 2025, the date when Ms. Young ceased to be an executive officer, consisting of 73,260 shares of Common Stock underlying stock options which are vested or will vest within 60 days of January 30, 2026.

(9) The board of directors of Topco, currently consisting of Ms. Han and Messrs. Breitner, Flynn, Levyn and Nebesar, exercises voting and dispositive power with respect to these securities. No person or entity has the right to appoint a majority of Topco’s directors.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who, in accordance with Rule 14a‑8 of the Exchange Act, wish to present proposals at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting must submit their proposals to the Company at the physical address provided below on or before December 30, 2025 (120 days before the anniversary of the date that the proxy statement for the 2025 annual meeting of stockholders was released to stockholders). Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a‑8, in order for such proposal to be eligible for inclusion in our 2026 proxy statement.

In accordance with our Bylaws, in order to be properly brought before the 2026 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present must be delivered to the Company at the physical address provided below, not less than 90 nor more than 120 days prior to the first anniversary date of the 2025 annual meeting of stockholders, which would be no earlier than January 28, 2026 and no later than February 7, 2026. If, however the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered not later than 90 days prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us. The stockholder must also provide all of the information required by our Bylaws.

Advantage Solutions Inc.

Corporate Secretary

7676 Forsyth Boulevard

Fifth Floor

St. Louis, Missouri 63105

STOCKHOLDER NOMINATIONS OF DIRECTORS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Our Bylaws provide that any stockholder who is (i) present in person, (ii) a stockholder of record of shares of the Company both at the time of giving notice provided and at the time of the meeting, and (iii) entitled to vote for the election of directors at a meeting of stockholders, may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is delivered to the Company at the physical address provided below.

To be timely for the 2026 Annual Meeting, a stockholder’s notice must be delivered to, or mailed and received at, the physical address provided below not less than 90 nor more than 120 days prior to the first anniversary of the 2025 annual meeting, which would be no earlier than January 28, 2026 and no later than February 27, 2026. If, however the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered not later than 90 days prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

A stockholder’s notice to our Corporate Secretary concerning the nomination of persons for election as directors must set forth the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than March 29, 2026 (60 days prior to the one‑year anniversary of the 2025 annual meeting).

Advantage Solutions Inc.

Corporate Secretary

7676 Forsyth Boulevard

Fifth Floor

St. Louis, Missouri 63105

HOUSEHOLDING

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.

The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to the Company at the following physical address or email address:

Advantage Solutions Inc.

Corporate Secretary

7676 Forsyth Boulevard

Fifth Floor

St. Louis, Missouri 63105

Email: stockholder.relations@youradv.com

Phone: (314) 655-9333

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Advantage who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons, other than directors and employees of Advantage for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to security holdings of our directors and officers is based upon information received from the individual directors and officers.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL‑FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

__________________________________

David Peacock

Chief Executive Officer & Director

St. Louis, Missouri

EXHIBIT A: PROPOSED AMENDMENT TO THE tHIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANTAGE SOLUTIONS INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Advantage Solutions Inc., a Delaware corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.

The Board of Directors of the Corporation duly adopted resolutions at a meeting recommending and declaring advisable that the Third Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first paragraph of Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment to Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one‑for‑[●][1] reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each [●][1] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully‑paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock

1 Shall be a whole number between and including 10 and 25, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book‑entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [●] shares, consisting of [●] shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), and [●] shares of undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”).[2]

2.	The stockholders of the Corporation duly adopted such amendment at a special meeting of the stockholders of the Corporation.
3.	Such amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [●] day of [Month], 2026.

By:
Name:
Title:

2 A reduction to an amount equal to 1.5 times the then current number of authorized shares of Common Stock, divided by the Reverse Stock Split ratio determined by the Board, and the number of authorized shares of our Preferred Stock will be reduced to an amount equal to 1.5 times the then current number of unissued authorized shares of Preferred Stock, divided by the Reverse Stock Split ratio determined by the Board.

Advantage Solutions

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Advantage Solutions Inc.

Special Meeting of Stockholders

For Stockholders of record as of February 6, 2026

Monday, March 16, 2026 9:00 AM, Central Time

Special meeting to be held via the internet- please visit www.proxydocs.com/ADV for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Central Time, March 16, 2026.

Internet:
www.proxypush.com/ADV

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-844-325-1107

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/ADV

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David Peacock, Christopher Growe and Bryce Robinson (the "Named Proxies") and each of them, as the true and lawful attorneys of the undersigned, each with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Advantage Solutions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in each of their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion each of the Named Proxies is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Advantage Solutions Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

You must register to attend the meeting online and/or participate at www.proxydocs.com/ADV

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date